UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 20, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number 0-49629	33-0933072
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA, 92630
(Address of principal executive offices, including Zip Code)

(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 20, 2013, the Registrant and its wholly-owned subsidiary, Schneider Power Inc. (“SPI”), entered into a definitive Agreement of Purchase and Sale (the “Real Estate Purchase Agreement”) with 1604718 Ontario Ltd. and Leader Resources Services Corp. (“Leader”) for the purchase and sale of certain real estate owned by SPI for a purchase price of CAD $340,000 payable in cash at closing. The real estate sold under the Real Estate Purchase Agreement was leased to and used by Schneider Power Providence Bay, a wholly-owned subsidiary of SPI, in connection with its 1.6MW wind farm.
Concurrent with the signing of the Real Estate Purchase Agreement, the Registrant and its indirect wholly-owned subsidiary, Schneider Power Providence Bay Inc. (“SPI Providence Bay”), entered into an Asset Purchase Agreement with Leader under which Leader agreed to purchase substantially all of the assets owned by SPI Providence Bay for a purchase price of approximately CAD $1.2 million, which consists of a cash payment of CAD $66,000 at closing and the assumption by Leader of approximately $1.1 million of liabilities.
The closing of the transactions contemplated by the Real Estate Purchase Agreement and Asset Purchase Agreement (collectively, the “Purchase Agreements”), which is expected to occur within thirty days, is subject to customary closing conditions including the receipt of third party consents. The Purchase Agreements also contain customary representations, warranties, covenants and mutual indemnification.
The Real Estate Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Real Estate Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.
The Asset Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits
Exhibit No.    Description
10.1        Agreement of Purchase and Sale dated March 20, 2013.
10.2        Asset Purchase Agreement dated March 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC
March 26, 2013	By: /s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

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